UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2020
Date of Report (date of earliest event reported)

ANSYS, Inc.
(Exact name of registrant as specified in its charter)

Delaware			0-20853	04-3219960
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
2600 ANSYS Drive,	Canonsburg,	PA		15317
(Address of Principal Executive Offices)				(Zip Code)

844-462-6797
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value per share	ANSS	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
ANSYS, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 15, 2020 to consider and vote on the matters listed below. The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 31, 2020. The final voting results from the Annual Meeting are set forth below.
Proposal 1: Election of Directors
The Company’s stockholders elected each of the following nominees to serve as directors of the Company for three-year terms expiring in 2023. For each nominee, the votes were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Ajei S. Gopal	72,467,005	543,085	22,930	3,960,677
Glenda M. Dorchak	70,639,869	2,363,409	29,742	3,960,677
Robert M. Calderoni	67,950,976	5,029,315	52,729	3,960,677

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm for Fiscal Year 2020

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2020. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
74,638,525	2,282,963	72,209	0

Proposal 3: Advisory Vote on Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the Company’s named executive officer compensation. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
59,104,074	12,506,813	1,422,133	3,960,677

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, Inc.

Date:	May 19, 2020	By:	/s/ Janet Lee
		Name:	Janet Lee
		Title:	Vice President, General Counsel and Secretary